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                                                                      Exhibit 16


                                                   [Logo of Arthur Andersen LLP]



Office of the Chief Accountant                         Arthur Andersen LLP
Securities and Exchange Commission                     225 Franklin Street
450 Fifth Street, N.W.                                 Boston MA 02110-2812
Washington, D.C. 20549                                 Tel 617 330 4000
                                                       Fax 617 439 9731
                                                       www.andersen.com


June 28, 2002



Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner and manager on the audits of the financial statements of this registrant for the two most recent fiscal years. Those individuals are no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 28, 2002 of NMT Medical, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP

cc:  Mr. Richard E. Davis
     Chief Financial Officer
     NMT Medical, Inc.